Exhibit 99.1

PPG Industries, Inc.
One PPG Place
Pittsburgh, Pennsylvania 15272 USA
www.ppg.com

Contact:
Jeremy Neuhart
News	PPG Corporate Communications
412-434-3046
neuhart@ppg.com

Investors:
Vince Morales
PPG Investor Relations
412-434-3740
vmorales@ppg.com

PPG announces final proration factor of 14.986286 percent for shares tendered in exchange offer

PITTSBURGH, Jan. 31, 2013 – PPG Industries (NYSE: PPG) today announced the final proration factor of 14.986286 percent for its exchange offer of PPG common stock in connection with the separation of PPG’s commodity chemicals business and merger of Eagle Spinco Inc., the entity holding PPG’s former commodity chemicals business, with a subsidiary of Georgia Gulf Corporation.

On Jan. 28, 2013, a subsidiary of Georgia Gulf Corporation merged with and into Eagle Spinco, with Eagle Spinco surviving the merger. The combined company formed by uniting Georgia Gulf with PPG’s former commodity chemicals business is now named Axiall Corporation and is traded on the New York Stock Exchange under the ticker symbol AXLL.

A total of 68,933,881 shares of PPG common stock were validly tendered in the exchange offer, including 581,782 shares tendered by odd-lot shareholders. Odd-lot shareholders were not subject to proration, and their shares were fully accepted in the offer. All remaining validly tendered shares of PPG common stock were accepted in the exchange on a pro rata basis using the final proration factor. Shares of PPG common stock that were validly tendered but not accepted for exchange will be returned to tendering shareholders.

Under the terms of the exchange offer, 35,249,104 shares of Eagle Spinco common stock were available for distribution in exchange for shares of PPG common stock accepted in the offer. Following the merger, each share of Eagle Spinco common stock automatically converted into the right to receive one share of Axiall Corporation common stock. Accordingly, PPG shareholders who tendered their shares of PPG common stock as part of this offer received 3.2562 shares of Axiall Corporation common stock for each share of PPG common stock accepted for exchange. PPG was able to accept the maximum of 10,825,227 shares of PPG common stock for exchange in the offer, or approximately 7 percent of its outstanding shares.

Whole shares of Axiall Corporation common stock in uncertificated form will be received by PPG shareholders whose common stock was accepted in the exchange. Under the terms of the exchange offer, fractional shares of Axiall Corporation common stock will not be issued. Rather, fractional shares will be aggregated and sold with the net cash proceeds from the sale distributed to the respective tendering shareholders with fractional interests.

PPG: BRINGING INNOVATION TO THE SURFACE.(TM)

PPG Industries’ vision is to continue to be the world’s leading coatings and specialty products company. Through leadership in innovation, sustainability and color, PPG helps customers in industrial, transportation, consumer products, and construction markets and aftermarkets to enhance more surfaces in more ways than does any other company. Founded in 1883, PPG has global headquarters in Pittsburgh and operates in nearly 70 countries around the world. Sales in 2012 were $15.2 billion. PPG shares are traded on the New York Stock Exchange (symbol: PPG). For more information, visit www.ppg.com.

Forward-Looking Statements

Statements in this news release relating to matters that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 reflecting PPG Industries’ current view with respect to future events or objectives and financial or operational performance or results. These matters involve risks and uncertainties as discussed in PPG Industries’ periodic reports on Form 10-K and Form 10-Q, and its current reports on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”). Accordingly, many factors could cause actual results to differ materially from the company’s forward-looking statements. This news release also contains statements about PPG Industries’ agreement to separate its commodity chemicals business and merge it with a subsidiary of Axiall Corporation, to create Axiall Corporation (the “Transaction”) and its offer to exchange shares of PPG common stock for shares of Eagle Spinco Inc. common stock (and ultimately shares of Axiall common stock). Many factors could cause actual results to differ materially from the company’s forward-looking statements with respect to the Transaction, including risks relating to any unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects; business and management strategies for the management, expansion and growth of Axiall Corporation’s operations; Axiall Corporation’s ability to integrate PPG’s commodity chemicals business successfully after the closing of the Transaction and to achieve anticipated synergies; and the risk that disruptions from the Transaction will harm PPG’s or Axiall Corporation’s business. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on PPG’s consolidated financial condition, results of operations or liquidity. Forward-looking statements speak only as of the date of their initial issuance, and PPG does not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

Bringing innovation to the surface is a trademark of PPG Industries Ohio, Inc.